Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO WARRANT AGREEMENT

THIS AMENDMENT NO. 1 TO WARRANT AGREEMENT (this “Amendment”), dated as of October 16, 2022, is by and among Archaea Energy Inc. (formerly known as Rice Acquisition Corp.), a Delaware corporation (the “Company”), LFG Acquisition Holdings LLC (formerly known as Rice Acquisition Holdings LLC), a Delaware limited liability company (“Opco”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Warrant Agreement (as defined below).

WHEREAS, the Company, Opco and the Warrant Agent are parties to that certain Warrant Agreement, dated as of October 21, 2020 (the “Warrant Agreement”), which governs the Warrants;

WHEREAS, the Company and Opco intend to enter into to that certain Agreement and Plan of Merger, to be dated on or around the date hereof (as the same may be amended, supplemented, waived or otherwise modified from time to time, the “Merger Agreement”), with BP Products North America Inc., a Maryland corporation (“Parent”), Condor RTM Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Condor RTM LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Opco Merger Sub”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Company Merger”), and Opco Merger Sub will be merged with and into Opco with Opco continuing as the surviving company and a wholly-owned subsidiary of Parent (the “Opco Merger” and, together with the Company Merger, the “Mergers”). The effective time of the Opco Merger (the “Opco Merger Effective Time”) shall occur immediately following the effective time of the Company Merger (the “Effective Time”);

WHEREAS, pursuant to the terms of the Merger Agreement, at the Effective Time, (i) all shares of Class A common stock of the Company, par value $0.0001 per share (“Company Class A Common Stock”), will be cancelled and converted into the right to receive an amount, in cash, as set forth in the Merger Agreement, without interest (the “Per Share Price”) and (ii) all Class A Units of Opco (“Opco Units”) (other than those held by the Company or any of its subsidiaries) will be cancelled and converted into the right to receive the Per Share Price in cash, without interest, and all shares of Class B common stock of the Company, par value $0.0001 per share (“Company Class B Common Stock”), will be cancelled for no consideration;

WHEREAS, the parties wish to provide for the redemption of the Warrants and their cancellation as of immediately following the Opco Merger Effective Time;

WHEREAS, as of the date hereof, no Public Warrants are outstanding;

WHEREAS, pursuant to Section 9.8 of the Warrant Agreement, this Amendment requires the vote or written consent of the Registered Holders of 50% of the number of the then outstanding Warrants (the “Requisite Percentage”); and

WHEREAS, in accordance with Section 9.8 of the Warrant Agreement, Registered Holders holding the Requisite Percentage of the Warrants have consented to the amendments provided for herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Warrant Amendment. The Warrant Agreement is hereby amended such that, notwithstanding any provisions in the Warrant Agreement to the contrary, subject to the consummation of the Mergers:

(a) Treatment of Warrants: Immediately following the Opco Merger Effective Time, each Warrant that is issued and outstanding immediately prior to the Effective Time shall be automatically redeemed for the right to receive an amount, in cash, equal to (i) the Per Share Price minus (ii) the Warrant Price as reduced pursuant to the calculation provided in the second proviso in Section 4.4 of the Warrant Agreement (the “Per Warrant Redemption Amount”) (it being understood, for the avoidance of doubt, that the Per Warrant Redemption Amount shall be equal to the Black-Scholes Warrant Value of the Warrant determined in accordance with Section 4.4 of the Warrant Agreement with respect to the Mergers as the applicable event referenced therein), without interest (subject to appropriate adjustment to reflect any share sub-division or split, share consolidation, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Warrants effected after the date hereof and prior to the Effective Time). For the avoidance of doubt, following the Effective Time, no Warrant shall entitle the Registered Holder to receive any equity or other securities of the Company, Opco or any of their affiliates and all Warrants shall be cancelled and shall cease to exist.

(b) Automatic Termination: The Warrant Agreement (except with respect to the right to receive the Per Warrant Redemption Amount as specified above) shall be automatically terminated (without liabilities to any party thereto) immediately following the Opco Merger Effective Time.

2. Miscellaneous Provisions.

(a) Effectiveness. This Amendment shall become effective upon execution and delivery of this Amendment by the Company, Opco and the Warrant Agent, whereupon the Warrant Agreement shall be amended in accordance herewith. This Amendment shall automatically terminate and become null and void, ab initio, and the Warrant Agreement shall for all purposes be deemed to have never been amended, upon the termination of the Merger Agreement in accordance with its terms.

(b) Entire Agreement. The Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties hereto and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understanding, arrangements, promises and commitments are hereby cancelled and terminated.

(c) Effect on Warrant Agreement. Other than as specifically set forth in this Amendment, all other terms and provisions of the Warrant Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect in accordance with their respective terms. Each reference in the Warrant Agreement to “this Agreement” shall mean the Warrant Agreement as amended by this Amendment, and as hereinafter amended or restated. In the event of a conflict or inconsistency between the Warrant Agreement and this Amendment, the provisions of this Amendment shall control.

(d) Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company, Opco or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

(e) Applicable Law. The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

(f) Persons Having Rights under this Amendment. Nothing in this Amendment shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Amendment or the Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof, provided that Parent shall be an express third party beneficiary of this Amendment. All covenants, conditions, stipulations, promises, and agreements contained in this Amendment or the Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants, provided that Parent shall be an express third party beneficiary of this Amendment.

(g) Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(h) Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

(i) Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY

ARCHAEA ENERGY INC.

By:	/s/ Nicholas Stork
Name: Nicholas Stork
Title: Chief Executive Officer

OPCO

LFG ACQUISITION HOLDINGS LLC

By:	Archaea Energy Inc., its Managing Member

By:	/s/ Nicholas Stork
Name: Nicholas Stork
Title: Chief Executive Officer

WARRANT AGENT

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Vacante
Name: Steven Vacante
Title: Vice President

[Signature Page to Warrant Agreement Amendment]

Consented to and Agreed:

REGISTERED HOLDER

/s/ J. Kyle Derham
J. Kyle Derham

REGISTERED HOLDER

Daniel J. Rice IV 2018 Irrevocable Trust

By:	/s/ Andrew L. Share
Name: Andrew L. Share
Title: Trustee

[Signature Page to Warrant Agreement Amendment]